UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

BAB, Inc

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

IMPORTANT NOTICE:  ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS OF BAB, INC.

The following Notice of Change of Meeting Date for the Annual Meeting of Shareholders relates to the BAB, Inc. proxy statement filed with the Securities and Exchange Commission on April 10, 2020 and subsequently mailed or made available to the Company’s shareholders.

On May 8, 2020 the Company issued the following press release related to a change in date to the Annual Meeting.  The Annual Shareholder Meeting originally scheduled for May 22, 2020 at 11:00 am in the Conference Center located at 540 Lake Cook Road, Deerfield IL 60015 will be rescheduled to July 2, 2020.  It will be at the same time and same location.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

BAB, Inc. Reports Annual Meeting Date Change

Deerfield, Illinois – May 8, 2020 – BAB, Inc.  (OTCQB: BABB) (the “Company”) announces today that its annual meeting of shareholders (the “Meeting”), originally scheduled to be held on May 22, 2020, is being cancelled and will be rescheduled to July 2, 2020, at 11:00 a.m. at 540 Lake Cook Road (within Corporate 500 Centre complex), Deerfield, IL 60015.

The Company is following the recent directives and advice issued by the Governor of the State of Illinois, who recently extended existing stay-at-home measures through May 30, 2020.

On Behalf of the Board

Michael W. Evans

Chairman and Director

Contact:	BAB, Inc.

Michael K. Murtaugh (847) 948-7520

Fax: (847) 405-8140

www.babcorp.com